UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2006
Huntington Preferred Capital, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-33243	31-1356967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 480-8300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) and (d) Form 8-K for Huntington Preferred Capital, Inc.
     On December 14, 2006 R. Larry Hoover submitted his resignation from the board of directors of Huntington Preferred Capital, Inc. and from his position as an executive officer due to his pending retirement from Huntington Bancshares Incorporated. On the same date, the remaining directors of Huntington Preferred Capital, Inc. elected Richard Witherow as a director to fill the vacancy created by Mr. Hoover’s resignation, to serve until the 2007 annual meeting of shareholders. Mr. Witherow serves as Chief Credit Officer for Huntington Bancshares Incorporated succeeding Mr. Hoover who is retiring as of year-end 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON PREFERRED CAPITAL, INC.

Date: December 14, 2006	By:	/s/ Donald R. Kimble

Donald R. Kimble, President